U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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        Date of Report (Date of earliest event reported): April 30, 2001



                        CHINA RESOURCES DEVELOPMENT, INC.
               (Exact Name of Registrant as Specified in Charter)


           Nevada                     0-26046                   97-02623643
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)



                     Room 2105, West Tower, Shun Tak Centre,
                  200 Connaught Road C., Sheung Wan, Hong Kong
                          Telephone: 011-852-2810-7205
          (Address and telephone number of principal executive offices)





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Item 1.    Changes in Control of Registrant.

           Not applicable.


Item 2.    Acquisition or Disposition of Assets.

           On April 30, 2001, the Registrant's wholly-owned subsidiary, Billion Luck Company Limited, a British Virgins Islands company, through its nominees, acquired the 39% minority equity interest in its 61%-owned subsidiary, Hainan Zhongwei Agricultural Resources Company Limited ("HARC"). The minority interest was acquired from the General Bureau of Hainan State Farms (the "Farming Bureau"), for total consideration of Rmb130 million (US$15.7 million) (the "Purchase Consideration"). Following the acquisition, HARC has become an indirect wholly-owned subsidiary of the Registrant.

           The Purchase Consideration represents an approximately 19% premium over the net asset value of HARC as of March 31, 2001. The Purchase Consideration was funded from the internal resources of HARC. Concurrent with the acquisition, HARC has entered into several agreements with the Farming Bureau to dispose certain assets, including 24,877,008 shares of Hainan Sundiro Motorcycle Co. Ltd., a 13% interest in Xilian Timber Mill and a 58% interest in Hainan Weilin Timber Limited Liability Co., ("Weilin") valued, in the aggregate, at Rmb79 million (US$9.5 million). The Registrant has formally ceased its timber processing operations in light of the disposition of its 58% interest in Weilin.

           The foregoing transactions were approved by the Board of Directors of the Registrant, including a majority of the directors not affiliated with the Farming Bureau.

           ("Rmb" refers to Renminbi yuan, the lawful currency of the People's Republic of China. Translation of amounts from Renminbi to U.S. dollars have been made at the single rate of exchange as quoted by the People's Bank of China (the "PBOC Rate") on March 31, 2001, which was US$1.00 = Rmb8.28. The Renminbi is not freely convertible into foreign currencies, and no representation is made that the Renminbi amounts referred to herein could have been or could be converted into U.S. dollars at the PBOC Rate or at all.)

Item 3.    Bankruptcy or Receivership.

           Not applicable.


Item 4.    Changes in Registrant's Certifying Accountant.

           Not applicable.


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Item 5.    Other Events.

           Not applicable.


Item 6.    Resignations of Registrant's Directors

           Not applicable.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Financial Statements for the periods specified in Rule 3-05(b) of Regulation S-X, to the extent required thereby, will be filed by amendment.

          (b) Pro Forma Financial Information required pursuant to Article 11 of Regulation S-X, to the extent required thereby, will be filed by amendment.

          (c)      Exhibits:

           The following exhibits are filed with this report:

Exhibit No.          Exhibit Description
----------           -------------------
10.27 Agreement for the Sale and Purchase of Shares in HARC by and between the Farming Bureau and Shenzhen Shenhua Investment Co. Ltd. dated April 17, 2001

10.28 Agreement for the Sale and Purchase of Shares in HARC by and between the Farming Bureau and Shenzhen Fengsun Development Co. Ltd. dated April 17, 2001

10.29 Agreement for the Sale and Purchase of Shares in HARC by and between the Farming Bureau and Hainan Zhongwei Trading Co. Ltd. dated April 17, 2001

10.30 Agreement for the Sale and Purchase of Shares in HARC by and between the Farming Bureau and Shenzhen Chaopeng Investment Co. Ltd. dated April 17, 2001

10.31 Agreement for the Sale and Purchase of Shares in HARC by and between the Farming Bureau and Shenzhen Feishang Development Co. Ltd. dated April 17, 2001

10.32             Form of Declaration of Trust


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10.33             Agreement for the Sale and Purchase of Shares in Xilian Timber
                  Mill by and between HARC and the Farming Bureau dated April
                  17, 2001

10.34 Agreement for the Sale and Purchase of Shares in Hainan Weilin by and between HARC and the Farming Bureau dated April 17, 2001

10.35 Agreement for the Sale and Purchase of Shares in Hainan Sundiro Motorcycle Co. Ltd. by and between HARC and the Farming Bureau dated April 17, 2001

99.1              Press Release dated May 17, 2001


Item 8. Change in Fiscal Year.

         Not applicable.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            CHINA RESOURCES DEVELOPMENT, INC.



May 17, 2001                                By: /s/ Ching Lung Po
                                               ---------------------------------

                                            Name: Ching Lung Po
                                                 -------------------------------

                                            Title: Chairman
                                                   -----------------------------









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                                 EXHIBITS INDEX

Exhibit No.                        Exhibit Description

10.27 Agreement for the Sale and Purchase of Shares in HARC by and between the Farming Bureau and Shenzhen Shenhua Investment Co. Ltd. dated April 17, 2001

10.28 Agreement for the Sale and Purchase of Shares in HARC by and between the Farming Bureau and Shenzhen Fengsun Development Co. Ltd. dated April 17, 2001

10.29 Agreement for the Sale and Purchase of Shares in HARC by and between the Farming Bureau and Hainan Zhongwei Trading Co. Ltd. dated April 17, 2001

10.30 Agreement for the Sale and Purchase of Shares in HARC by and between the Farming Bureau and Shenzhen Chaopeng Investment Co. Ltd. dated April 17, 2001

10.31 Agreement for the Sale and Purchase of Shares in HARC by and between the Farming Bureau and Shenzhen Feishang Development Co. Ltd. dated April 17, 2001

10.32             Form of Declaration of Trust

10.33 Agreement for the Sale and Purchase of Shares in Xilian Timber Mill by and between HARC and the Farming Bureau dated April 17, 2001

10.34 Agreement for the Sale and Purchase of Shares in Hainan Weilin by and between HARC and the Farming Bureau dated April 17, 2001

10.35 Agreement for the Sale and Purchase of Shares in Hainan Sundiro Motorcycle Co. Ltd. by and between HARC and the Farming Bureau dated April 17, 2001

99.1              Press Release dated May 17, 2001